Exhibit 99.1

Limelight Networks(R) Reports Financial Results for the Fourth Quarter and Full Year of 2014

  Q4 Revenue of $40.7 million and $0.05 net loss per basic share
  Non-GAAP net loss of $0.02 per basic share
  $93.1 million of cash, cash equivalents and marketable securities
  2015 revenue expected to be between $156 and $164 million

TEMPE, Ariz.--(BUSINESS WIRE)--February 2, 2015--Limelight Networks, Inc. (Nasdaq:LLNW) (Limelight), a global leader in digital content delivery, today reported revenue of $40.7 million for the fourth quarter which ended December 31, 2014, compared to $42.2 million in the fourth quarter of 2013 and $39.0 million in the third quarter of 2014.

Fourth quarter 2013 included $2.9 million of revenue from the Company’s Web Content Management (WCM) business divested in December 2013. Netflix revenue was $4.5 million in the fourth quarter of 2013, and $1.2 million in the third quarter of 2014. Revenue was negatively impacted by foreign exchange fluctuations of $0.4 million from the fourth quarter of 2013 and $0.5 million from the third quarter of 2014.

On a GAAP basis, the Company reported a loss from continuing operations of $5.0 million or $0.05 per basic share for the fourth quarter of 2014, compared to a loss from continuing operations of $4.7 million, or $0.05 per basic share in the fourth quarter of 2013. Fourth quarter 2013 included a $3.8 million gain from the sale of WCM.

Non-GAAP net loss was $2.1 million or $0.02 per basic share for the fourth quarter of 2014 compared to a non-GAAP net loss of $5.1 million or $0.05 per basic share in the fourth quarter of 2013.

EBITDA from continuing operations was negative $1.2 million for the fourth quarter of 2014 compared to negative $2.9 million for the fourth quarter of 2013. Adjusted EBITDA was positive $1.5 million for the fourth quarter of 2014 compared to negative $0.1 million for the fourth quarter of 2013.

For the full year ending December 31, 2014, the Company reported revenue of $162.3 million compared to $173.4 million for the year ending on December 31, 2013. Revenue in 2013 included $12.5 million from the WCM business, and $20.2 million from Netflix. Revenue in 2014 included $11.3 million of Netflix revenues.

On a GAAP basis, the Company reported a loss from continuing operations of $24.9 million, or $0.25 per basic share for the year ended December 31, 2014, compared to a loss from continuing operations of $35.0 million, or $0.36 per basic share in the same period of 2013.

Non-GAAP net loss was $12.3 million, or $0.13 per basic share for the year ended December 31, 2014, compared to a non-GAAP net loss of $23.0 million or $0.24 per basic share in the same period of 2013.

During the fourth quarter of 2014, Limelight purchased 0.8 million shares under its repurchase authorization in the open market at an average price of $2.83, for a total of $2.0 million. The Company has $10.3 million remaining under its previously announced repurchase authorization.

Limelight ended the fourth quarter with 520 employees, up from 509 employees at the end of the third quarter of 2014, and up from 482 employees in the year ago period.

Based on current conditions, the Company is providing revenue guidance of between $156 million and $164 million for 2015. To support the growth opportunities, the Company expects higher capital expenditures in 2015, compared to 2014. Non-GAAP net loss is expected to be between $0.10 and $0.20 per share.

Commenting on the fourth quarter and full year results, Chief Executive Officer Robert Lento said, “We ended the year on a strong note with rising confidence and positive business momentum. Our focus on revenue capture, operational efficiency, a customer centric engagement model, and employee retention is having a definite impact, and this is reflected in our improving performance.”

He added, “We are entering 2015 with an improved market position, a richer set of product capabilities, a stronger team to take these to the market, and a recovering set of business and financial metrics. As reflected in our guidance, we expect to build on this momentum and further advance our operational and financial profile. Our priorities remain unchanged and our resolve is stronger. We will be working hard to make 2015 materially better than 2014 for our customers, our employees and for our shareholders. Our industry is healthy and our position in it is advancing.”

Financial Tables

LIMELIGHT NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	December 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$57,767	$85,956
Marketable securities	35,317	32,506
Accounts receivable, net	22,622	21,430
Income taxes receivable	237	371
Deferred income taxes	78	93
Prepaid expenses and other current assets	9,625	8,192
Total current assets	125,646	148,548
Property and equipment, net	32,636	32,905
Marketable securities, less current portion	40	46
Deferred income taxes, less current portion	1,364	1,307
Goodwill	76,133	77,035
Other intangible assets, net	1,071	2,354
Other assets	4,451	6,103
Total assets	$241,341	$268,298

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,065	$5,473
Deferred revenue	3,509	3,523
Capital lease obligations	223	466
Income taxes payable	248	799
Other current liabilities	14,383	15,022
Total current liabilities	25,428	25,283
Capital lease obligations, less current portion	135	358
Deferred income taxes	170	321
Deferred revenue, less current portion	405	1,500
Other long-term liabilities	3,040	3,505
Total liabilities	29,178	30,967
Commitments and contingencies
Stockholders' equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value; 300,000 shares authorized at December 31, 2014 and December 31, 2013; 98,409 and 97,677 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	98	98
Additional paid-in capital	464,294	458,748
Accumulated other comprehensive loss	(7,786)	(1,663)
Accumulated deficit	(244,443)	(219,852)
Total stockholders' equity	212,163	237,331
Total liabilities and stockholders' equity	$241,341	$268,298

LIMELIGHT NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Twelve Months Ended

	December 31,	September 30,	Percent	December 31,	Percent	December 31,	December 31,	Percent
	2014	2014	Change	2013	Change	2014	2013	Change

Revenues	$40,727	$39,020	4%	$42,200	-3%	$162,259	$173,433	-6%
Cost of revenue:
Cost of services (1)	20,613	18,672	10%	22,061	-7%	82,176	88,783	-7%
Depreciation - network	3,985	4,207	-5%	4,864	-18%	16,673	22,942	-27%
Total cost of revenue	24,598	22,879	8%	26,925	-9%	98,849	111,725	-12%
Gross profit	16,129	16,141	0%	15,275	6%	63,410	61,708	3%
Gross profit percentage	39.6%	41.4%		36.2%		39.1%	35.6%
Operating expenses:
General and administrative (1)	6,210	7,295	-15%	7,882	-21%	28,176	31,904	-12%
Sales and marketing (1)	9,103	8,731	4%	9,929	-8%	37,458	41,474	-10%
Research & development (1)	6,014	5,514	9%	5,189	16%	20,965	22,003	-5%
Depreciation and amortization	661	825	-20%	1,479	-55%	3,529	5,804	-39%
Total operating expenses	21,988	22,365	-2%	24,479	-10%	90,128	101,185	-11%

Operating loss	(5,859)	(6,224)	-6%	(9,204)	-36%	(26,718)	(39,477)	-32%

Other income (expense):
Interest expense	(6)	(7)	-14%	(12)	-50%	(32)	(76)	-58%
Interest income	73	66	11%	82	-11%	276	321	-14%
Other, net	807	1,192	-32%	4,489	-82%	1,821	4,643	-61%
Total other income (expense)	874	1,251	-30%	4,559	-81%	2,065	4,888	-58%

Loss from continuing operations before income taxes	(4,985)	(4,973)	0%	(4,645)	7%	(24,653)	(34,589)	-29%
Income tax provision	22	98	-78%	59	-63%	203	387	-48%

Loss from continuing operations	(5,007)	(5,071)	-1%	(4,704)	6%	(24,856)	(34,976)	-29%

Discontinued operations:
(Loss) income from discontinued operations, net of income taxes	-	(4)	-100%	(411)	-100%	265	(426)	-162%

Net loss	$(5,007)	$(5,075)	-1%	$(5,115)	-2%	$(24,591)	$(35,402)	-31%

Net loss per share:
Basic and diluted
Continuing operations	$(0.05)	$(0.05)		$(0.05)		$(0.25)	$(0.36)
Discontinued operations	$-	$(0.00)		$(0.00)		$0.00	$(0.01)
Total	$(0.05)	$(0.05)		$(0.05)		$(0.25)	$(0.37)

Weighted average shares used in per share calculation:
Basic and diluted	98,637	98,458		97,380		98,365	96,851

(1) Includes share-based compensation (see supplemental table for figures)

LIMELIGHT NETWORKS, INC.
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013
Supplemental financial data (in thousands):

Share-based compensation:

Cost of services	$490	$464	$356	$1,956	$1,873
General and administrative	1,202	1,174	1,154	4,741	5,971
Sales and marketing	624	567	348	2,317	2,245
Research and development	375	382	687	1,477	2,256

Total share-based compensation	$2,691	$2,587	$2,545	$10,491	$12,345

Depreciation and amortization:

Network-related depreciation	$3,985	$4,207	$4,864	$16,673	$22,942
Other depreciation and amortization	457	566	797	2,391	2,961
Amortization of intangible assets	204	259	682	1,138	2,843

Total depreciation and amortization	$4,646	$5,032	$6,343	$20,202	$28,746

Net (decrease) increase in cash, cash equivalents and marketable securities:	$(8,172)	$(6,200)	$6,237	$(25,384)	$(9,465)

End of period statistics:

Approximate number of active customers	1,095	1,134	1,295	1,095	1,295

Number of employees	520	509	482	520	482

LIMELIGHT NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013

Operating activities
Net loss	$(5,007)	$(5,075)	$(5,115)	$(24,591)	$(35,402)
(Loss) income from discontinued operations	-	(4)	(411)	265	(426)
Net loss from continuing operations	(5,007)	(5,071)	(4,704)	(24,856)	(34,976)

Adjustments to reconcile net loss from continuing operations to net cash (used in) provided by operating activities of continuing operations:
Depreciation and amortization	4,646	5,032	6,343	20,202	28,746
Share-based compensation	2,691	2,587	2,545	10,491	12,345
Deferred income taxes	(174)	17	(119)	(359)	(328)
Foreign currency remeasurement gain	(1,100)	(1,207)	(27)	(2,167)	(531)
Loss on disposal of property and equipment	-	-	417	-	442
Accounts receivable charges	(75)	(29)	206	408	965
Amortization of premium on marketable securities	85	88	176	459	639
Non cash tax benefit associated with sale of discontinued operations	-	-	-	(59)	-
Gain on sale of the Web Content Management business	-	-	(3,836)	-	(3,836)
Changes in operating assets and liabilities:
Accounts receivable	(104)	1,652	2,404	(1,600)	2,581
Prepaid expenses and other current assets	(747)	(1,617)	(707)	(1,792)	1,222
Income taxes receivable	95	(53)	(27)	150	105
Other assets	616	63	(390)	1,607	519
Accounts payable	(2,486)	1,466	(3,293)	2,276	(2,192)
Deferred revenue	(216)	(86)	(252)	(1,109)	4
Other current liabilities	1,509	(844)	822	(2,154)	384
Income taxes payable	(19)	(95)	(149)	(233)	305
Other long term liabilities	(251)	(310)	(350)	(796)	(798)
Net cash (used in) provided by operating activities of continuing operations	(537)	1,593	(941)	468	5,596

Investing activities
Purchases of marketable securities	(7,813)	(2,986)	(9,236)	(25,482)	(59,047)
Maturities of marketable securities	6,600	2,685	9,580	22,150	44,901
Purchases of property and equipment	(4,597)	(5,075)	(5,890)	(18,581)	(18,575)
Proceeds from the sale of cost basis investment	-	-	1,237	-	1,237
Proceeds from sale of the Web Content Management business	-	-	12,341	-	12,341
Proceeds from the sale of discontinued operations	-	-	-	414	124
Net cash (used in) provided by investing activities of continuing operations	(5,810)	(5,376)	8,032	(21,499)	(19,019)

Financing activities
Payments on capital lease obligations	(54)	(89)	(177)	(466)	(1,301)
Proceeds from exercise of stock options and employee stock plan	414	233	234	1,381	263
Cash paid for purchase of common stock	(2,042)	(1,296)	-	(4,542)	(5,512)
Payment of employee tax withholdings related to restricted stock	(340)	(284)	(64)	(1,795)	(2,372)
Net cash used in financing activities of continuing operations	(2,022)	(1,436)	(7)	(5,422)	(8,922)
Effect of exchange rate changes on cash and cash equivalents	(892)	(1,153)	(350)	(1,732)	(606)
Discontinued Operations
Cash used in operating activities of discontinued operations	-	(4)	-	(4)	(8)
Net (decrease) increase in cash and cash equivalents	(9,261)	(6,376)	6,734	(28,189)	(22,959)
Cash and cash equivalents, beginning of period	67,028	73,404	79,222	85,956	108,915
Cash and cash equivalents, end of period	$57,767	$67,028	$85,956	$57,767	$85,956

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use Non-GAAP net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to illustrate the impact of the effects of share-based compensation, litigation expenses, amortization of intangibles, acquisition related expenses, gain (loss) on sale of WCM business and discontinued operations. We define EBITDA from continuing operations as GAAP net income (loss) before interest income, interest expense, gain (loss) on sale of WCM business, other income and expense, provision for income taxes, depreciation and amortization, and discontinued operations. We believe that EBITDA from continuing operations provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA from continuing operations adjusted for share-based compensation, litigation expenses and acquisition related expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors' use of operating performance comparisons from period to period as well as across companies.

The terms Non-GAAP net income (loss), EBITDA from continuing operations and Adjusted EBITDA are not defined under United States generally accepted accounting principles, or United States GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with United States GAAP. Our Non-GAAP net income (loss), EBITDA from continuing operations and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA from continuing operations and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with United States GAAP. Some of these limitations include, but are not limited to:

  EBITDA from continuing operations and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
  they do not reflect changes in, or cash requirements for, our working capital needs;
  they do not reflect the cash requirements necessary for litigation costs;
  they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
  they do not reflect income taxes or the cash requirements for any tax payments;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA from continuing operations and Adjusted EBITDA do not reflect any cash requirements for such replacements;
  while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
  other companies may calculate EBITDA from continuing operations and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our GAAP results and using Non-GAAP net income (loss) and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA from continuing operations and Adjusted EBITDA are calculated as follows for the periods presented in thousands:

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

LIMELIGHT NETWORKS, INC.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Loss
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013

U.S. GAAP net loss	$(5,007)	$(5,075)	$(5,115)	$(24,591)	$(35,402)

Share-based compensation	2,691	2,587	2,545	10,491	12,345
Litigation defense expenses	(3)	10	151	817	450
Amortization of intangible assets	204	259	682	1,138	2,843
(Gain) loss on sale of the Web Content Management business	-	-	(3,836)	62	(3,836)
Acquisition related expenses	-	-	63	-	176
Loss (income) from discontinued operations	-	4	411	(265)	426

Non-GAAP net loss	$(2,115)	$(2,215)	$(5,099)	$(12,348)	$(22,998)

LIMELIGHT NETWORKS, INC.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended

	December 31,	September 30,	December 31,	December 31,	December 31,
	2014	2014	2013	2014	2013

U.S. GAAP net loss	$(5,007)	$(5,075)	$(5,115)	$(24,591)	$(35,402)

Depreciation and amortization	4,646	5,032	6,343	20,202	28,746
Interest expense	6	7	12	32	76
(Gain) loss on sale of the Web Content Management business	-	-	(3,836)	62	(3,836)
Interest and other (income) expense	(880)	(1,258)	(735)	(2,159)	(1,128)
Income tax provision	22	98	59	203	387
Loss (income) from discontinued operations	-	4	411	(265)	426

EBITDA from continuing operations	(1,213)	(1,192)	(2,861)	(6,516)	(10,731)

Share-based compensation	2,691	2,587	2,545	10,491	12,345
Litigation defense expenses	(3)	10	151	817	450
Acquisition related expenses	-	-	63	-	176

Adjusted EBITDA	$1,475	$1,405	$(102)	$4,792	$2,240

Conference Call

At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-388-8480 within the United States or +1 678-809-1592 outside of the U.S. The conference call will also be audiocast live from http://www.limelight.com and a replay will be available following the call from the Company's website.

Safe-Harbor Statement

This press release contains forward-looking statements concerning, among other things, the outlook for the Company's revenues, net loss and stock-based compensation expenses, customer growth, market growth, pricing pressures, expansion into additional market segments, product and services improvements, the integration of acquired businesses and litigation and acquisition related expenses. Forward-looking statements represent the current judgment and expectations of Limelight Networks and are not guarantees and are subject to a number of risks and uncertainties that could cause actual results to differ materially including, but not limited to, risks and uncertainties discussed in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission and the final review of the results and amendments and preparation of quarterly or annual financial statements, including consultation with our outside auditors. Accordingly, readers are cautioned not to place undue reliance on any forward-looking statements. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason.

About Limelight

Limelight Networks (NASDAQ: LLNW), a global leader in digital content delivery, empowers customers to better engage digital audiences by enabling them to manage and deliver digital content on any device, anywhere in the world. The Company's award winning Limelight Orchestrate™ platform includes an integrated suite of content delivery technology and services that helps organizations deliver exceptional multi-screen experiences, improve brand awareness, drive revenue, and enhance customer relationships — all while reducing costs. For more information, please visit www.limelight.com, read our blog, and be sure to follow us on Twitter at www.twitter.com/llnw.

Copyright (C) 2015 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.

CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com